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                                                                    EXHIBIT 16.1



             [LETTERHEAD OF McGLADREY & PULLEN, LLP APPEARS HERE]




                                        November 19, 1996




Securities and Exchange Commission
Washington, D.C. 20549


                                        Re: HealthCare Financial Partners, Inc.
                                            Registration Statement on Form S-1
                                            Commission File No. 333-12479

Dear Sirs:

In connection with the disclosures made by HealthCare Financial Partners, Inc. (the "Registrant") in response to Item 304(a) of Regulation S-K Changes in and Disagreements with Accountants On Accounting and Financial Disclosure Matters, as disclosed on page 52 in the Registration Statement on Form S-1, we have read such disclosures made in response to Item 304(a) and are in agreement with the disclosures as stated.



                                        McGladrey & Pullen, LLP


                                        Sincerely,



                                        /s/ Robert C. White
                                        Robert C. White, Partner